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                                                                   EXHIBIT 10.33

                             AMENDMENT FIVE TO THE
                               WORLD ACCESS, INC.
                             1991 STOCK OPTION PLAN


     Pursuant to Paragraph 15 of the Restor Industries, Inc. 1991 Stock Option Plan, as amended (as so amended, the "Plan"), World Access, Inc., formerly known as Restor industries, Inc. (the "Corporation"), does hereby amend the Plan as follows:

Paragraph 4 of the Plan is hereby amended by deleting paragraph 4 of the Plan in its entirety and substituting the following in lieu thereof:

"4. Stock. The stock subject to Options shall be authorized but unissued shares of common stock, par value $.01 per share (the "Common Stock"), or shares of the Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 2,500,000 subject to adjustment as provided in Paragraph 13. Any such shares of Common Stock may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does not exceed such number, as adjusted. Notwithstanding the foregoing, the Company shall not be required reserve for issuance hereunder any shares of Common Stock unless such shares are subject to currently issued and outstanding Options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part the unpurchased shares subject to such Options shall again be available for grants of Options under the Plan."

Except as specifically amended hereby, all other terms and provisions of the Plan shall remain in full force and effect. If not otherwise defined herein, all capitalized terms contained in this Amendment shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, pursuant to the authority granted to the undersigned by the Board of Directors of the Company, the Plan is hereby amended, effective as of this 23rd day of August, 1996.

                                 WORLD ACCESS, INC.
                                 (f/k/a Restor Industries, Inc.)



                                 /s/ Steven A. Odom
                                 ------------------
                                 Steven A. Odom, Chairman of the
                                 Board and Chief Executive Officer